©2026 Laureate Education, Inc. First Quarter 2026 Earnings Presentation April 30, 2026

2©2026 Laureate Education, Inc. Forward Looking Statements This presentation includes statements that express Laureate’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, ‘‘forward-looking statements’’ within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. In particular, statements regarding the amount, timing, process, tax treatment and impact of any future dividends represent forward-looking statements. All statements we make relating to guidance (including, but not limited to, total enrollments, revenues, Adjusted EBITDA, Adjusted net income, and Adjusted EPS), and all statements we make relating to our current growth strategy and other future plans, strategies or transactions that may be identified, explored or implemented and any litigation or dispute resulting from any completed transaction are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including with respect to our current growth strategy and the impact of any completed divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 19, 2026, our subsequent Quarterly Reports on Form 10-Q filed, and to be filed, with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes that our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Industry and Market Data” in Laureate’s filings with the SEC.

3©2026 Laureate Education, Inc. Presentation of Non-GAAP Measures In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non-GAAP measures of Adjusted EBITDA, Adjusted net income, Adjusted EPS, and total debt, net of cash and cash equivalents (or net debt). We have included the non-GAAP measures of Adjusted EBITDA and net debt because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. We have included the non-GAAP measures of Adjusted net income and Adjusted EPS because management believes that these measures provide investors with better visibility into the Company’s underlying earnings as they exclude items that may not be indicative of our core operating results. Adjusted EBITDA consists of net income (loss), before (income) loss from discontinued operations, net of tax, equity in net (income) loss of affiliates, net of tax, income tax expense (benefit), (gain) loss on disposal of subsidiaries, net, foreign currency exchange (gain) loss, net, other (income) expense, net, interest expense, interest income, and loss on debt extinguishment, plus depreciation and amortization, share-based compensation expense, and loss on impairment of assets. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key input into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We define Adjusted net income as net income (loss), before (income) loss from discontinued operations, plus discrete tax items, loss on debt extinguishment, other non-operating income, loss (gain) on disposal of subsidiaries, net, foreign currency exchange (gain) loss, net, and loss on impairment of assets. We define Adjusted EPS as Adjusted net income divided by GAAP diluted weighted average shares outstanding. Adjusted net income and Adjusted EPS provide a useful indicator about Laureate’s earnings from core operations. Total debt, net of cash and cash equivalents (or net debt) consists of total gross debt, less total cash and cash equivalents. Net debt provides a useful indicator about Laureate’s leverage and liquidity. Free Cash Flow consists of operating cash flow minus capital expenditures (net of sales of PP&E). Free Cash Flow provides a useful indicator about Laureate’s ability to fund its operations and repay its debt. Adjusted EBITDA to Unlevered Free Cash Flow Conversion consists of Unlevered Free Cash Flow (which is defined as cash flows from operating activities, less capital expenditures (net of sales of PP&E), plus net cash interest expense) divided by Adjusted EBITDA. Adjusted EBITDA to Unlevered Free Cash Flow provides useful information to investors and others in understanding and evaluating our ability to generate cash flows. Laureate’s calculations of Adjusted EBITDA, Adjusted net income, Adjusted EPS, and total debt, net of cash and cash equivalents (or net debt) are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA, Adjusted net income and Adjusted EPS are reconciled from their most directly comparable GAAP measures in the attached tables under “Non-GAAP Reconciliations.” We evaluate our results of operations on both an as reported and an constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe that providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period.

4©2026 Laureate Education, Inc. Summary Overview Note: Throughout this presentation, amounts may not sum to totals due to rounding. Figures labeled n.m. indicate values that are not meaningful or not applicable.

5©2024 Laureate Education, Inc.® | Confidential & Proprietary©2026 Laureate Education, I c. Executive Summary  First quarter Revenue and Adjusted EBITDA ahead of guidance attributable favorable FX and timing items  New enrollment intake in-line with expectations  New and Total Enrollments increased 9% and 6%, respectively, for the intake cycle versus comparable intake period of prior year  Peru (primary intake): New Enrollments grew 13% and Total Enrollments increased 8%; strong macro trends and scaling of working adult fully online programs  Mexico (secondary intake): New Enrollments grew 4% and Total Enrollments increased 4%; solid results against a softer macroeconomic backdrop highlighting the resiliency of our business model  Net Loss of $22M in Q1 during seasonally low quarter; impacted by intra-year academic calendar timing  Increasing FY 2026 Adjusted Earnings Per Share guidance to reflect $105M of share buybacks completed during first quarter Favorable New Enrollment Intake in Cycle One Increasing Full Year Adjusted EPS Guidance on Share Buybacks

6©2026 Laureate Education, Inc. Compelling Investment Characteristics

7©2024 Laureate Education, Inc.® | Confidential & Proprietary©2026 Laureate Education, I c. Mexico Peru Combined Population 131 million 33 million 164 million Higher Education Students (000s) 5,544 2,067 7,611 Higher Education Gross Participation Rate (Total)1 35% 57% 40% Traditional 4+ yr degrees 34% 42% 36% Technical / Vocational 1% 15% 4% Market Share for Private Institutions2 47% 76% 58% Sources: UNESCO, World Bank, Secretaría de Educación Pública (Mexico), Superintendencia Nacional de Educación Superior Universitaria (Peru), Ministry of Education of Peru. Data as of year-end 2024. (1) Defined as total enrollments as compared to 18-24 year old population. (2) Private institution market share in higher education; for Mexico and Combined includes all states in which UVM or UNITEC have operations (total private market share for all of Mexico is 39%); for Peru based on total country. Attractive Markets with Significant Growth Opportunities Participation rates growing and still well below developed markets Attractive Market Opportunities in Mexico and Peru

Leading University Portfolio in Mexico & Peru

	Brand		Founded	Enrollment @ 03/31/26	Market Segment	QS Stars™ Overall	Ratings/Rankings
Mexico	Universidad del Valle de México (UVM)		1960	128,000	Premium/ Traditional	★★★★	• Ranked Top 5 university in Mexico • 5-Stars rated by QS Stars™ in categories of Employability, Online Learning & Social Impact
Mexico	Universidad Tecnológica de México (UNITEC)		1966	131,900	Value/ Teaching	★★★	• Largest private university in Mexico • 5-Stars rated by QS Stars™ in categories of Employability, Online Learning & Social Impact
Peru	Universidad Peruana de Ciencias Aplicadas (UPC)		1994	83,700	Premium/ Traditional	★★★★★	• Ranked #1 in educational sector in Peru • 5-Stars rated by QS Stars™ in categories of Employability, Online Learning & Social Impact
Peru	Universidad Privada del Norte (UPN)		1994	139,700	Value/ Teaching	★★★★	• 3rd largest private university in Peru • 5-Stars rated by QS Stars™ in categories of Employability, Online Learning & Social Impact
Peru	CIBERTEC		1983	24,400	Technical/ Vocational		• Second largest private technical / vocational institutes in Peru

Sources: Secretaría de Educación Pública, SEP 2024 Database (Mexico), Ministry of Education of Peru, MINEDU 2024 Database (Peru). QS Stars™, Guía Universitaria (UVM), MERCO 2025 Institutional Reputation Ranking (UPC).

©2026 Laureate Education, Inc.

8

Delivering Measurable Outcomes for Our Students and Communities

Accessible Education. Real Outcomes. Lasting Impact.

Expanding Access to Education

50%

First-generation students[1]



[1]Percentage of newly enrolled students who are the first in their family to attend higher education.

Payback period

~3 years

Time required for graduates of Laureate on-campus programs to recover the nominal cost of their education through additional earnings compared to high school graduates of the same age.



Student Outcomes and Economic Mobility

9 out of 10

Graduates employed within 12 months[2]



[2]Job-seeking graduates employed within 12 months of graduation.



Our Mission…

By expanding access to higher education and helping build the middle class in Mexico and Peru, we contribute to stronger, more equitable societies.

See the full 2025 Impact Report at:
laureate.net/impact

©2026 Laureate Education, Inc.
9

10©2026 Laureate Education, Inc. Q1 2026 Performance Results

2026 First Quarter – Financial Summary

($ in millions) (Enrollments rounded to the nearest thousand)	Q1 '26 Results	Variance Vs. Q1 '25 As Reported	Variance Vs. Q1 '25 Constant Currency[1]	Notes
New Enrollment	103K	9%	9%	• Through Cycle completion (timing adjusted): LAUR +9%, Mexico +4%, Peru +13%
Total Enrollment	508K	6%	6%	• Through Cycle completion (timing adjusted): LAUR +6%, Mexico +4%, Peru +8%
Revenue	$273	15%	1%	• Largely an out of session period • +5% constant currency adjusted for timing of academic calendar; ($9M) impact
Adj. EBITDA	($2)	n.m.	n.m.	• Largely an out of session period
Adj. EBITDA margin	(0.8%)	n.m.	n.m.	

Intra-Year Academic Calendar Timing Impacting Q1 Reported Results
Q1 Timing Adjusted Constant Currency[1]: Revenue +5%

(1) Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations

©2026 Laureate Education, Inc.

11

12©2026 Laureate Education, Inc. Segment Results

Mexico Segment Results

($ in millions) (Enrollments rounded to the nearest thousand)	Q1 Results		Notes
	Q1 '26	Constant Currency Vs. Q1 '25[1]	
New Enrollment	**45K**	**2%**	• Through Cycle completion (timing adjusted): +4% • Solid results through completion of the secondary intake cycle; primary intake for Mexico will occur in September
Total Enrollment	**260K**	**4%**	• Through Cycle completion (timing adjusted): +4% • Driven by new enrollments and stronger retention
Revenue	**$211**	**(4%)**	• +2% constant currency adjusted for timing of academic calendar; ($12M) impact • Timing of other Revenue
Adj. EBITDA	**$41**	**(33%)**	• Largely out of session period, includes cost related to new campus investments • (16%) constant currency adjusted for timing of academic calendar; ($11M) impact
Adj. EBITDA margin	**19.7%**	**(833 bps)**	• (413 bps) constant currency adjusted for timing of academic calendar

Intra-Year Academic Calendar Timing Impacting Q1 Reported Results
Q1 Timing Adjusted Constant Currency[1]: Revenue +2%

(1) Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations.

©2026 Laureate Education, Inc.

13

Peru Segment Results

($ in millions) (Enrollments rounded to the nearest thousand)	Q1 Results		Notes
	Q1 '26	Constant Currency Vs. Q1 '25[1]	
New Enrollment	57K	15%	• Through Cycle completion (timing adjusted): +13% • Favorable macro trends and further scaling of working adult online programs
Total Enrollment	248K	9%	• Through Cycle completion (timing adjusted): +8%
Revenue	$62	21%	• Largely an out of session period • +13% constant currency adjusted for timing of academic calendar; +$3M impact
Adj. EBITDA	($35)	18%	• Largely an out of session period • +13% constant currency adjusted for timing of academic calendar; +$2M impact
Adj. EBITDA margin	(56.3%)	n.m.	

Intra-Year Academic Calendar Timing Impacting Q1 Reported Results
Q1 Timing Adjusted Constant Currency[1]: Revenue +13%

(1) Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations.

©2026 Laureate Education, Inc.

14

15©2026 Laureate Education, Inc. Capitalization and Share Count

16©2026 Laureate Education, Inc. Q1 2026 Capitalization and Return of Capital Strong Balance Sheet and Cash Accretive Business Model Allow For Continued Return of Capital ($ in millions) Total Company as of 03/31/26 Gross Debt $217 Less: Cash & Cash Equivalents ($157) Net Debt $60  140M shares outstanding as of March 31st  Share Repurchase Update:  $105M of share buybacks completed in Q1 2026 (or 3.2M shares)  Remaining stock buyback authorization capacity of $76M as of March 31st

17©2026 Laureate Education, Inc. Outlook

18©2024 Laureate Education, Inc.® | Confidential & Proprietary©2026 Laureate Education, I c. 2026 Updated Outlook Increasing Full Year Adjusted EPS Guidance For Q1 Share Buybacks Completed ($ in millions, except Adjusted EPS) (Enrollments rounded to the nearest thousand) Prior 2026 Guidance Outlook Current 2026 Guidance Outlook1 Total Enrollment 516K – 521K 516K – 521K Revenue $1,890 – $1,905 $1,890 – $1,905 Adjusted EBITDA $583 – $593 $583 – $593 Adjusted EPS2 $1.95 – $2.03 $2.00 – $2.08 (1) Outlook is based on actual FX rates for January through April, and Spot FX rates (local currency per US dollar) of MXN 17.95 & PEN 3.45 for May through December 2026. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. (2) Assumes diluted weighted average shares outstanding of approximately 141 million. Note: An outlook for 2026 net income and reconciliation of the forward-looking 2026 Adjusted EBITDA and 2026 Adjusted EPS outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA, its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, or Adjusted EPS to their projected GAAP equivalents without unreasonable effort.

19©2024 Laureate Education, Inc.® | Confidential & Proprietary©2026 Laureate Education, I c. 2026 Outlook – Executive Summary  Continued strong operating results expected in FY 2026  2026 Revenue growth still expected at 11%-12% Vs. 20251 on a USD reported basis, expected to be up 6%-7% on a constant currency basis2 Vs. 2025  2026 Adjusted EBITDA growth still expected at 12%-14% Vs. 20251 on a USD reported basis, expected to be up 7%- 9% on a constant currency basis2 Vs. 2025  Adjusted EBITDA Margin accretion of ~50bps3 still expected driven by continued margin optimization as well as operating leverage from Revenue growth  Adjusted EBITDA to Unlevered Free Cash Flow Conversion of approximately 50% still expected  Adjusted Earnings Per Share (EPS) now expected to be $2.00 - $2.08/share, an increase of 16%-21% Vs. 20251,4 (1) Based on actual FX rates for January through April, and spot FX rates (local currency per US dollar) of MXN 17.95 & PEN 3.45 for May through December 2026. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. (2) Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations. (3) At mid-point of 2026 guidance provided. (4) Assumes diluted weighted average shares outstanding of approximately 141 million. Note: An outlook for 2026 net income and reconciliation of the forward-looking 2026 Adjusted EBITDA and 2026 Adjusted EPS outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA, its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, or Adjusted EPS to their projected GAAP equivalents without unreasonable effort.

20©2024 Laureate Education, Inc.® | Confidential & Proprietary©2026 Laureate Education, I c. Strong Growth Expected for 2026 Total Revenue Adjusted EBITDA Strong Operational Growth Expected Along with FX Currency Tailwinds (1) Based on actual FX rates for January through April, and spot FX rates (local currency per US dollar) of MXN 17.95 & PEN 3.45 for May through December 2026. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. Note: An outlook for 2026 net income and reconciliation of the forward-looking 2026 Adjusted EBITDA and 2026 Adjusted EPS outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA, its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, or Adjusted EPS to their projected GAAP equivalents without unreasonable effort. 1,702M 1,897M 2025 Actuals 90M +5% FX Impact 1 106M +6% Operational Growth in Constant Currency 2026 Guidance Midpoint +11% 519M 588M 2025 Actuals 27M +5% FX Impact 1 42M +8% Operational Growth in Constant Currency 2026 Guidance Midpoint 13%

21©2026 Laureate Education, Inc. Q2 2026 Guidance ($ in millions) Q2 2026 Outlook1 Revenue $597 – $601 Adjusted EBITDA $239 – $243 (1) Outlook is based on actual FX rates for April and Spot FX rates (local currency per US dollar) of MXN 17.95 & PEN 3.45 for May through June 2026. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. Note: An outlook for Q2 2026 net income and reconciliation of the forward-looking Q2 2026 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. Q2 Guidance

22©2024 Laureate Education, Inc.® | Confidential & Proprietary©2026 Laureate Education, I c. Change in Academic Calendar in 2026 Expected Intra-Year Changes in Revenue Seasonality Vs. 2025 ($ in millions) Q1 Actual Q2 Est. Q3 Est. Q4 Est. FY Mexico ($12) - $28 ($16) - Peru $3 - $2 ($5) - Total Revenue Impact ($9) - $30 ($21) -  Changes in academic calendar and revenue recognition expected to impact seasonality during 2026 Intra-Year Seasonality Impacting Timing of Revenue and Earnings in 2026

23©2026 Laureate Education, Inc. Appendix

24©2026 Laureate Education, Inc. 2026 First Quarter – Net Income Reconciliation Q1 ’26 B / (W) Notes ($ in millions) Reported Vs. Q1 ’25 Adjusted EBITDA (2) (8) • Impacted by ($9M) intra-year timing of academic calendar Depreciation & Amortization (23) (7) • ($3M) increase year-over-year from FX, plus growth initiatives including campus expansions and new campuses Interest Expense, net (1) 0 Other (1) 5 Income Tax 6 8 Loss From Continuing Operations (22) (2) Discontinued Operations (Net of Tax) 0 0 Net Loss (22) (2) Net Loss Impacted by Intra-Year Academic Calendar Timing

2026 Full Year Guidance Details

($ in millions) (Enrollments rounded to the nearest thousand)	Total Enrollment	Revenues	Adj. EBITDA
2025 FY Results As Reported	**498K**	**$1,702**	**$519**
Growth	18K - 23K	$98 - $113	$37 - $47
Growth %	*4% - 5%*	*6% - 7%*	*7% - 9%*
2026 FY Guidance (Constant Currency)	**516K - 521K**	**$1,800 - $1,815**	**$556 - $566**
Growth % (Constant Currency)	4% - 5%	6% - 7%	7% - 9%
FX Impact (spot FX) (1)		$90	$27
2026 FY Guidance (@ spot FX) (1)	**516K - 521K**	**$1,890 - $1,905**	**$583 - $593**
As Reported Growth %	***4% - 5%***	***11% - 12%***	***12% - 14%***

Continued Constant Currency Top Line Growth and Margin Expansion

(1) Based on actual FX rates for January through April, and spot FX rates (local currency per US dollar) of MXN 17.95 & PEN 3.45 for May through December 2026. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

Note: An outlook for 2026 net income and reconciliation of the forward-looking 2026 Adjusted EBITDA and 2026 Adjusted EPS outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA, its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, or Adjusted EPS to their projected GAAP equivalents without unreasonable effort.

©2026 Laureate Education, Inc.

25

First and Second Half 2026 Implied Guidance Details

($ in millions)	First Half Implied Guidance		Second Half Implied Guidance	
	Revenues	Adj. EBITDA	Revenues	Adj. EBITDA
2025 Results As Reported	**$760**	**$219**	**$942**	**$300**
Timing Impact Intra-Year (academic calendar)	($9)	($9)	$9	$9
2025 Results Adjusted	**$752**	**$211**	**$950**	**$308**
Growth	$42 - $46	$7 - $11	$56 - $67	$30 - $36
Growth %	*6%*	*3% - 5%*	*6% - 7%*	*10% - 12%*
2026 Guidance (Constant Currency)	**$794 - $798**	**$218 - $222**	**$1,006 - $1,017**	**$338 - $344**
Growth % (Constant Currency)	6%	*3% - 5%*	6% - 7%	*10% - 12%*
FX Impact (spot FX) (1)	$76	$19	$14	$8
2026 Guidance (@ spot FX) (1)	**$870 - $874**	**$237 - $241**	**$1,020 - $1,031**	**$346 - $352**
As Reported Growth %	**14% - 15%**	**8% - 10%**	**8% - 10%**	**16% - 18%**

Continued Constant Currency Top Line Growth and Margin Expansion

(1) Based on actual FX rates for April and spot FX rates (local currency per US dollar) of MXN 17.95 & PEN 3.45 for May through June 2026. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

Note: An outlook for first half and second half 2026 net income and reconciliation of the forward-looking first half and second half 2026 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

©2026 Laureate Education, Inc.

26

27©2026 Laureate Education, Inc. Q2 2026 Guidance Details Q2 Outlook Showing Continued Revenue Growth Momentum Q2 Guidance ($ in millions) Revenues Adj. EBITDA 2025 Q2 Results As Reported $524 $214 Timing Impact Intra-Year (academic calendar) - - 2025 Q2 Results Adjusted $524 $214 Growth $32 - $36 $9 - $13 Growth % 6% - 7% 4% - 6% 2026 Q2 Guidance (Constant Currency) $556 - $560 $223 - $227 Growth % (Constant Currency) 6% - 7% 4% - 6% FX Impact (spot FX) (1) $41 $16 2026 Q2 Guidance (@ spot FX) (1) $597 - $601 $239 - $243 As Reported Growth % 14% - 15% 12% - 14% (1) Based on actual FX rates for April and spot FX rates (local currency per US dollar) of MXN 17.95 & PEN 3.45 for May through June 2026. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. Note: An outlook for Q2 2026 net income and reconciliation of the forward-looking Q2 2026 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

28©2026 Laureate Education, Inc. Return of Capital Summary Since 2019 ($ in millions) Stock Buybacks Cash Distributions / Dividends Total 2019 $264 - $264 2020 $100 - $100 2021 $380 $1,375 $1,755 2022 $282 $249 $531 2023 - $110 $110 2024 $102 - $102 2025 $217 - $217 2026 YTD March $105 - $105 Cumulative Since 2019 $1,450 $1,734 $3,184 Strong Track Record of Returning Capital to Shareholders More than $3 Billion of Capital Returned to Shareholders Since Start of 2019

29©2026 Laureate Education, Inc. New Enrollments Seasonality Intra-Year Seasonality Trends Revenue Seasonality Adjusted EBITDA Seasonality Factors Affecting Seasonality  Large intake cycles at end of Q1 (Peru) and end of Q3 (Mexico) drive seasonality of earnings  Q2 and Q4 are typically Laureate’s strongest earnings quarters  Academic calendar  FX trends 37% 11% 50% 3% 39% 10% 48% 3% 38% 10% 48% 4% 35% 13% 48% 5% Q1 Q2 Q3 Q4 2022 2023 2024 2025 8% 43% 21% 28% 8% 42% 19% 31% 7% 42% 20% 31% 1% 41% 18% 39% Q1 Q2 Q3 Q4 2022 2023 2024 2025 17% 31% 24% 28% 17% 31% 24% 28% 18% 32% 24% 27% 14% 31% 24% 32% Q1 Q2 Q3 Q4 2022 2023 2024 2025

30©2026 Laureate Education, Inc. Financial Results & Tables

31©2026 Laureate Education, Inc. Financial Tables Consolidated Statements of Operations Note: May not sum to total due to rounding.For the three months ended March 31, IN MILLIONS (except per share amounts) 2026 2025 Change Revenues $ 272.6 $ 236.2 $ 36.4 Costs and expenses: Direct costs 289.0 238.4 50.6 General and administrative expenses 11.1 11.0 0.1 Operating loss (27.5) (13.2) (14.3) Interest income 1.9 1.5 0.4 Interest expense (3.1) (2.4) (0.7) Other income, net 0.4 — 0.4 Foreign currency exchange gain (loss), net 1.0 (3.2) 4.2 Loss on disposal of subsidiaries, net — — — Loss from continuing operations before income taxes (27.3) (17.3) (10.0) Income tax benefit (expense) 5.7 (2.5) 8.2 Loss from continuing operations (21.6) (19.8) (1.8) Income from discontinued operations, net of tax — 0.2 (0.2) Net loss (21.6) (19.6) (2.0) Net loss attributable to noncontrolling interests — 0.1 (0.1) Net loss attributable to Laureate Education, Inc. $ (21.6) $ (19.5) $ (2.1) Basic and diluted earnings (loss) per share: Basic and diluted weighted average shares outstanding 142.3 147.6 (5.3) Basic and diluted loss per share $ (0.15) $ (0.13) $ (0.02)

32©2026 Laureate Education, Inc. Financial Tables Revenue and Adjusted EBITDA by segment: Quarter (1) Constant Currency results exclude the period- over-period impact from currency fluctuations. Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The “Constant Currency” percentage changes are calculated by dividing the Constant Currency amounts by the 2025 Revenues and Adjusted EBITDA amounts. Note: Dollars in millions may not sum to total due to rounding. IN MILLIONS % Change $ Variance Components For the three months ended March 31, 2026 2025 Reported Constant Currency(1) Total Constant Currency FX Revenues Mexico $ 210.6 $ 189.3 11% (4)% $ 21.3 $ (8.3) $ 29.6 Peru 62.0 46.9 32% 21% 15.1 9.9 5.2 Corporate & Eliminations — 0.1 (100)% (100)% (0.1) (0.1) — Total Revenues $ 272.6 $ 236.2 15% 1% $ 36.4 $ 1.6 $ 34.8 Adjusted EBITDA Mexico $ 41.5 $ 53.0 (22)% (33)% $ (11.5) $ (17.4) $ 5.9 Peru (34.9) (38.8) 10% 18% 3.9 7.1 (3.2) Corporate & Eliminations (8.9) (8.8) (1)% (1)% (0.1) (0.1) — Total Adjusted EBITDA $ (2.3) $ 5.4 (143)% (193)% $ (7.7) $ (10.4) $ 2.7

33©2026 Laureate Education, Inc. Financial Tables Consolidated Balance Sheets Note: Dollars in millions may not sum to total due to rounding. IN MILLIONS March 31, 2026 December 31, 2025 Change Assets Cash and cash equivalents $ 157.4 $ 146.7 $ 10.7 Receivables (current), net 55.5 134.7 (79.2) Other current assets 57.8 36.9 20.9 Property and equipment, net 633.5 628.6 4.9 Operating lease right-of-use assets, net 453.8 335.6 118.2 Goodwill and other intangible assets 800.3 803.5 (3.2) Deferred income taxes 74.6 72.2 2.4 Other long-term assets 46.7 46.4 0.3 Current and long-term assets held for sale 1.7 1.7 — Total assets $ 2,281.1 $ 2,206.4 $ 74.7 Liabilities and stockholders' equity Accounts payable and accrued expenses $ 211.2 $ 242.4 $ (31.2) Deferred revenue and student deposits 130.4 80.2 50.2 Total operating leases, including current portion 506.9 387.8 119.1 Total long-term debt, including current portion 215.8 127.7 88.1 Other liabilities 167.5 179.6 (12.1) Total liabilities 1,231.7 1,017.6 214.1 Redeemable noncontrolling interests and equity 1.4 1.4 — Total stockholders' equity 1,048.1 1,187.4 (139.3) Total liabilities and stockholders' equity $ 2,281.1 $ 2,206.4 $ 74.7

34©2026 Laureate Education, Inc. Financial Tables Consolidated Statements of Cash Flows Note: Dollars in millions may not sum to total due to rounding. For the three months ended March 31, IN MILLIONS 2026 2025 Change Cash flows from operating activities Net loss $ (21.6) $ (19.6) $ (2.0) Depreciation and amortization 22.6 16.1 6.5 Gain on lease terminations and disposals of subsidiaries and property and equipment, net (0.1) (0.3) 0.2 Deferred income taxes (2.6) 4.9 (7.5) Unrealized foreign currency exchange (gain) loss (1.5) 2.9 (4.4) Income tax receivable/payable, net (31.9) (20.9) (11.0) Working capital, excluding tax accounts 74.6 56.0 18.6 Other non-cash adjustments 22.5 18.7 3.8 Net cash provided by operating activities 61.9 57.8 4.1 Cash flows from investing activities Purchase of property and equipment (8.3) (4.6) (3.7) Receipts from sales of property and equipment — 0.1 (0.1) Net cash used in investing activities (8.3) (4.6) (3.7) Cash flows from financing activities Increase in debt, net 71.5 7.5 64.0 Payments to repurchase common stock and excise tax payments (108.2) (39.5) (68.7) Financing other, net (4.6) (2.7) (1.9) Net cash used in financing activities (41.3) (34.6) (6.7) Effects of exchange rate changes on Cash and cash equivalents and Restricted cash (1.4) 0.9 (2.3) Change in cash included in current assets held for sale — (0.4) 0.4 Net change in Cash and cash equivalents and Restricted cash 10.9 19.1 (8.2) Cash and cash equivalents and Restricted cash at beginning of period 152.1 97.9 54.2 Cash and cash equivalents and Restricted cash at end of period $ 163.0 $ 116.9 $ 46.1

35©2026 Laureate Education, Inc. Financial Tables Non-GAAP Reconciliations (1 of 3) The following table reconciles Net Income to Adjusted EBITDA and Adjusted EBITDA margin: (1) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718, "Stock Compensation." Note: Dollars in millions may not sum to total due to rounding. For the three months ended March 31, IN MILLIONS 2026 2025 Change Net loss $ (21.6) $ (19.6) $ (2.0) Plus: Income from discontinued operations, net of tax — (0.2) 0.2 Loss from continuing operations (21.6) (19.8) (1.8) Plus: Income tax expense (benefit) (5.7) 2.5 (8.2) Loss from continuing operations before income taxes (27.3) (17.3) (10.0) Plus: Foreign currency exchange (gain) loss, net (1.0) 3.2 (4.2) Other income, net (0.4) — (0.4) Interest expense 3.1 2.4 0.7 Interest income (1.9) (1.5) (0.4) Operating loss (27.5) (13.2) (14.3) Plus: Depreciation and amortization 22.6 16.1 6.5 EBITDA (4.9) 2.9 (7.8) Plus: Share-based compensation expense (1) 2.6 2.5 0.1 Adjusted EBITDA $ (2.3) $ 5.4 $ (7.7) Revenues $ 272.6 $ 236.2 $ 36.4 Loss from continuing operations margin (7.9)% (8.4)% 45 bps Adjusted EBITDA margin (0.8)% 2.3% -313 bps

36©2026 Laureate Education, Inc. (1) Per share amounts on a dilutive basis. Earnings per share is calculated based on income available to common shareholders, which excludes income attributable to noncontrolling interests. (2) Beginning in the fourth quarter of 2025, the Company determined that the interest related to certain legacy tax liabilities, which is recorded as a component of income tax (benefit) expense and totaled $(1.3) million and $1.9 million for the three months ended March 31, 2026 and 2025, respectively, should be excluded from Adjusted net loss and treated as a discrete tax item as this provides a more useful indicator of Laureate's earnings from core operations. The reduction of interest during the three months ended March 31, 2026 related to a court ruling that reduced a statutory interest rate. For comparability and to conform the prior year to the current presentation, the Company has revised the 2025 amount for discrete tax items by $1.9 million to adjust for the interest related to these legacy tax liabilities that was recorded during the three months ended March 31, 2025. Note: Dollars in millions, except per share amounts, may not sum to total due to rounding. Financial Tables Non-GAAP Reconciliations (2 of 3) The following table reconciles Net income to Adjusted net income and Adjusted EPS: For the three months ended March 31, 2026 2025 IN MILLIONS, except per share amounts (per share) (1) (per share) (1) Net loss $ (21.6) $ (0.15) $ (19.6) $ (0.13) Plus: Income from discontinued operations, net of tax — — (0.2) — Loss from continuing operations (21.6) (0.15) (19.8) (0.13) Plus: Discrete tax items (2) (1.3) (0.01) 1.9 0.01 Loss on debt extinguishment — — — — Loss on disposal of subsidiaries, net — — — — Foreign currency exchange (gain) loss, net (1.0) (0.01) 3.2 0.02 Loss on impairment of assets — — — — Adjusted net loss $ (23.9) $ (0.17) $ (14.7) $ (0.10) Diluted weighted average shares outstanding 142.3 147.6

37©2026 Laureate Education, Inc. Financial Tables Non-GAAP Reconciliations (3 of 3) The following table presents Free cash flow and reconciles Net cash flows from operating activities to Free Cash Flow for the three months ended March 31, 2026 and 2025: Note: Dollars in millions may not sum to total due to rounding. IN MILLIONS 2026 2025 Change Net cash provided by operating activities $ 61.9 $ 57.8 $ 4.1 Capital expenditures: Purchase of property and equipment (8.3) (4.6) (3.7) Receipts from sales of property and equipment — 0.1 (0.1) Free Cash Flow $ 53.6 $ 53.3 $ 0.3

©2026 Laureate Education, Inc.